EXHIBIT A-2

                                                             SWING LINE NOTE

$10,000,000                                                                                                           February __, 2000

FOR VALUE RECEIVED, the undersigned, THE TITAN CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to the order of CREDIT SUISSE FIRST BOSTON and its registered assigns (the “Swing Line Lender”) on the Stated Maturity Date for all  Revolving Loans, the principal sum of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender pursuant to that certain Senior Secured Credit Agreement, dated as of February __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the various financial institutions (including the Swing Line Lender) as are or may become parties thereto (collectively, the “Lenders”), Credit Suisse First Boston, as administrative agent for the Lenders (the “Administrative Agent”), First Union Securities, Inc., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent.  Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.  Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Swing Line Note is the Swing Line Note referred to in, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swing Line Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Swing Line Note and on which such Obligations may be declared to be immediately due and payable.

The Borrower hereby irrevocably authorizes the Swing Line Lender to make (or cause to be made) appropriate notations on the grid attached hereto (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of and the outstanding principal of, the Swing Line Loans evidenced hereby.  Such notations shall be rebuttable presumptive evidence of the accuracy of the information so set forth; provided, however, that the failure of the Swing Line Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

Any assignment or transfer of this Swing Line Note shall be effective solely by registration thereof in the Register pursuant to the Credit Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS SWING LINE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

THE TITAN CORPORATION

By

  Name:

  Title:

SWING LINE LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Swing Line Loan Made	Amount of Principal Repaid	Unpaid Principal Balance	Total	Notation Made By